As filed with the Securities and Exchange Commission
	                            on May 15, 2000

                                  							Registration No. 333-01511


                  	SECURITIES AND EXCHANGE COMMISSION
	                        Washington, D.C. 20549


                          	AMENDMENT NO. 2
                                	TO
	                             FORM S-8

                        	REGISTRATION STATEMENT
	                               Under
	                      The Securities Act of 1933



                ARROW-MAGNOLIA INTERNATIONAL, INC.
  	  (Exact name of issuer as specified in its charter)


     Texas                                             75-0408335
(State of incorporation)	   	                       (I.R.S. Employer
                           						 	                 Identification No.)

                       	2646 Rodney Lane
                      Dallas, Texas 75229
	(Address, including zip code, of principal executive offices)


         Amended and Restated Non-Qualified Stock Option Plan
                    (Full title of the plan)


                          	Morris Shwiff
                            	President
                         	2646 Rodney Lane
                        	Dallas, Texas 75229
                           (972)247-7111
            (Name, address, including zip code, and telephone
	         number, including area code, of agent for service)


                              	Copy to:

                        	Christopher M. Hewitt
	                        Hewitt & Hewitt, P.C.
                         	2612 Thomas Avenue
                         	Dallas, Texas 75204

Approximate date of commencement of proposed sales to public:
Sales of the securities registered hereunder will occur from time to time after the effective date of this Registration Statement.



                  	CALCULATION OF REGISTRATION FEE


           			Number of         		Proposed	     Proposed
Title         of		Additional		    Maximum	      Maximum
Securities		  Shares            		Offering	     Aggregate	 Amount of
to be			      to be			            Price Per	    Offering	  Registration
Registered		  Registered(1)	      Share (2)	    Price		    Fee


Common Stock,
$0.10 par
value  	      42,000 		           $2.50         $105,000   $27.72



(1)	The Company previously registered 746,000 shares of Common Stock, which after subsequent stock splits and dividends currently equals 820,600 shares subject to the Amended and Restated Non-Qualified Stock Option Plan, all of which are covered by the existing registration statement pursuant to Rule
416. As of April 28, 2000 options have been exercised to acquire the equivalent of 29,987 shares and the plan has been amended to authorize options to acquire an additional 42,000 shares, leaving 832,613 shares presently subject to the plan. This amendment registers the additional
42,000 shares authorized under the plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq SmallCap
Market on April 27, 2000.

                             	EXPLANATORY NOTE

	The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 pursuant to Instruction C to Form S-8 and may be used for reoffers or resales of the Company's Common Stock to be acquired by the persons named therein pursuant to the Company's Amended and Restated Non-Qualified Stock Option Plan.



	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		           		Title		                     			Date

/s/ Mark Kenner*        Vice Chairman and Chief 	}
Mark Kenner		           Executive Officer	      	}
								                                        	}
								                                        	}
/s/ Fred Kenner*        President and Chief    		}
Fred Kenner		           Operating Officer      		}
								                                        	}
								                                        	}
/s/ Morris Shwiff	      Director and Chairman   	}	May 1,
Morris Shwiff	    	     of the Board          			}	2000
								                                        	}
								                                        	}
/s/ Robert D. DeRosier*	Director	               	}
Robert D. DeRosier					                         	}
								                                        	}
								                                        	}
/s/ Clifton R. Duke*	Director		                 	}
Clifton R. Duke					                            	}


*By:	Morris Shwiff
	Morris Shwiff, Attorney-in-Fact